STOCK EXCHANGE AGREEMENT

This Agreement dated as of the 26 day of August, 2009, by and among Yasheng Eco-Trade Corporation, a Delaware corporation having its offices at 9107 Wilshire Blvd., Suite 450, Beverly Hills, California 90210 (the "Issuer, or YASH"), YASHENG GROUP, a BVI corporation, having a legal presence in the British Virgin Islands (the "YASHENG GROUP (BVI)".

W I T N E S S E T H:

WHEREAS, YASHENG GROUP (BVI) is the holders of at least 75,000,000shares of the issued and outstanding capital stock of Yasheng GROUP, a California Corporation (the "GROUP, or YHGG") representing 48.36%of the issued and outstanding capital stock of YHGG; and

WHEREAS, the Issuer (YASH) desires to acquire 75,000,000YHGG Shares, which represents 48.36%of the total issued and outstanding shares of YHGG, from YASHENG GROUP (BVI), and is willing to issue 396,668,000 newly issued YASH shares of its common stock, par value $.001 per share ("Common Stock"), to the YASHENG GROUP (BVI) in exchange for the 75,000,000 YHGG Shares on and subject to the terms and conditions of this Agreement; and

WHEREAS, this Agreement sets forth the terms and conditions on which YASHENG GROUP (BVI) is transferring the 75,000,000YHGG Shares to the Issuer YASH; and

NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

1. Exchange of Shares.

(a) Issuance of Shares by Issuer YASH. On and subject to the conditions set forth in this Agreement, the Issuer YASH will issue to YASHENG GROUP (BVI), in exchange for the 75,000,000YHGG shares, an aggregate of 396,668,000 shares of Common Stock (the "Shares") of YASH. The YASH Shares will be issued to YASHENG GROUP (BVI). The YASHENG GROUP (BVI) acknowledges that the issuance of the YASH Shares will result in an issuance of shares of common stock in excess of the 400,000,000 authorized common shares of stock of the Company (YASH). As such, the Company (YASH) agrees to issue the amount of shares of common stock currently available and will begin the process to increase its authorized shares of common stock to satisfy its obligation to deliver all remaining shares of common stock of the Company to Yasheng Group (BVI).

(b) Transfer of YHGG Shares by the YASHENG GROUP (BVI). On and subject to the conditions set forth in this Agreement, the YASHENG GROUP (BVI) will transfer to the Issuer YASH 75, 000, 000 of their YHGG Shares in exchange for 396,668,000 of the YASH Common Shares and, bringing YASHENG GROUP (BVI)'s voting rights up to approximately 94%, including the 50,000,000 shares held by YHGG of YASH and the 20,000,000 shares of YASH reserved by YHGG for Capital Partners.

(c) Closing. The issuance of the YASH Shares to the YASHENG GROUP (BVI) and the transfer of the 75,000,000YHGG Shares to the Issuer (YASH) will take place at a closing (the "Closing") to be held at the office of Law Offices of Stephen M. Fleming PLLC 49 Front Street, Suite 206, Rockville Centre, New York 11570 as soon as possible after or contemporaneously with the satisfaction or waiver of all of the conditions to closing. Prior to the Closing, the 75,000,000YHGG Shares shall be transferred to the Issuer (YASH) contemporaneously with the delivery of the 396,668,000 common shares to the YASHENG GROUP (BVI). If the shares have not already been transferred into the name of the Issuer (YASH), The 75,000,000YHGG Shares will be delivered by the YASHENG GROUP (BVI) together with a medallion guaranteed stock power and an instruction letter to the transfer agent for 75,000,000YHGG shares from the YASHENG GROUP (BVI) directing the transfer agent to cancel the 75,000,000YHGG Shares and re-issue a new certificate representing the 75,000,000YHGG Shares in the name of the Issuer (YASH). A certification by YHGG Chairman, President, or Secretary declaring that the 75,000,000YHGG shares are in that persons possession and that they can and will irrevocably cause the shares to be transferred in due course, and are being held exclusively for the benefit of YASH, that will suffice to expedite closing, should logistics preclude closing expeditiously under the normal transfer routines.

(d) At Closing, or anytime before, YASHENG GROUP (BVI) has the right to place on the board of directors of the Issuer (YASH) enough directors in number to have voting control of the board of directors of the Issuer (YASH), and the custodianship of the 75,000,000YHGG shares will be in the care and custody of an officer of the Issuer YASH to be appointed by that new board.

(e) This agreement is subject to the above referenced 396,680,000 being protected by non-dilution so that Yasheng Group's interest in YASH may never drop below 55% of the equity and voting ownership of YASH.

(f) The 75,000,00 YHGG as assets of YASH will be pledged at first position to YASHENG (THE UNITED STATES) LOGISTIC SERVICE COMPANY INCORPORATED which controlled by YHGG 51% the certificate will include legend of said pledge which can only be removed by YASHENG (THE UNITED STATES) LOGISTIC SERVICE COMPANY INCORPORATED board.

(g) Subject to Capital Properties 38,461,538 shares being restricted and subject to the original terms that those shares will be held and used for benefit of Yasheng Group. However this restriction will be removed upon YASH receiving funding sufficient to develop the Logistics Center and brining it to full production.

(h) This agreement may be restructured for tax or other purposes upon counsel of the parties.

(i) YASH will provide funding commitment acceptable to Yasheng Group (BVI).

2. Representations and Warranties of the Issuer. The Issuer (YASH) hereby represents and warrants to the YASHENG GROUP (BVI) as follows:

(a) General.

(i) The Issuer YASH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii) Complete and correct copies of the Issuer's certificate of incorporation and by-laws are available for review on the EDGAR system maintained by the U.S. Securities and Exchange Commission (the "Commission").

(iii) The Issuer's authorized capital stock consists of 4,000,000 shares of preferred stock, par value $.001 per shares, none of which are issued or outstanding, and 400,000,000 shares of Common Stock, of which approximately 113,430,807 shares are issued and outstanding.

(iv) The Issuer has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and except that any remedies in the nature of equitable relief are in the discretion of the court.

(v) The Shares, when issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable. The issuance of the Shares to YASHENG GROUP (BVI) is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption provided by Section 4(2) thereunder.

(b) Financial.

(c) The Issuer's audited balance sheet at December 31, 2008 and the statements of operations, stockholders' equity and cash flows and notes thereto for the year ended December 31, 2008 are included in the Issuer's Form 10K, and its unaudited balance sheet at June 30, 2009 and the related statements of operations and cash flows for the three months ended June 30, 2009 are included in the Issuer's Form 10-Q. Such Issuer Financial Statements are collectively referred to as the "Issuer Financial Statement" and have been made available to the Stockholder on the EDGAR system of the Commission.

(i) Except as disclosed in the Issuer Financial Statements and the SEC Documents, since June 30, 2009, there has not been any Material Adverse Change affecting the Issuer or any damage or destruction.

(d) SEC Documents. The Issuer is registered pursuant to Section 12 of the Exchange Act and it current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has made all required filings made pursuant to the Exchange Act (collectively, the "Issuer SEC Documents").

(e) No Broker. The Issuer has not employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

(f) Reliance by YASHENG GROUP (BVI). The representations and warranties set forth in this Section 2, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading. Notwithstanding the foregoing, YASHENG GROUP (BVI) acknowledges that no representation or warranty is made by the Issuer with respect to any projections made by the Issuer.

3. Representations and Warranties of YASHENG GROUP (BVI). The YASHENG GROUP (BVI) jointly and severally (except as to Section 3(b),of this Agreement as to which the representations and warranties are several) represent and warrant to the Issuer as follows:

(a) Organization.

(i) YHGG is a company, duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to carry on its business as and where such business is operated. All necessary company action required to be taken by YHGG and the YASHENG GROUP (BVI) relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement has been duly and validly taken, and this Agreement constitutes the legal, valid and binding and enforceable obligation of YASHENG GROUP (BVI), except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by YASHENG GROUP (BVI) for the consummation of the transactions contemplated by this Agreement has been taken, and all regulatory approval of has been received.

(ii) The execution and performance of this Agreement will not violate or conflict with any provision of YHGG's certificate of incorporation, by-laws or other organizational documents. No approval or consent of, or notice to or filing with, any Person not a party to this Agreement or any governmental or quasi-governmental agency, is necessary to authorize the execution or delivery of this Agreement or the consummation of any of the transactions contemplated herein by YASHENG GROUP (BVI) other than approvals which have been obtained or will have been obtained at or prior to Closing.

(iii) The YHGG Shares being transferred only represent 48.36%of the issued and outstanding shares of common stock of YHGG. YHGG is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock or any interest in the capital of YHGG is to be issued or created or transferred, and YHGG does not have any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it or he granted or may have issued or granted any individual or entity any convertible securities or any interest in YHGG or YHGG's earnings or profits, however defined.

(b) Several Representations by the YASHENG GROUP (BVI).

Yasheng Group (BVI)

(i) Is the sole record and/or beneficial owner of the YHGG Shares, subject to no Claim.

(ii) Has full power and authority to carry out the transactions provided for in this Agreement, and this Agreement constitutes the legal, valid and binding obligations of such Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the enforcement of creditor's rights and that any remedies in the nature of equitable relief are in the discretion of the court. All necessary action required to be taken by YASHENG GROUP (BVI) for the consummation of the transactions contemplated by this Agreement has been taken.

(iii) Is an accredited investor within the meaning of Rule 501 of the Commission pursuant to the Securities Act;

(iv) Is acquiring the Shares pursuant to this Agreement for investment and not with a view to the sale or distribution thereof;

(v) Understands that the Shares constitute restricted securities within the meaning of Reg S of the Commission pursuant to the Securities Act and may not be sold or otherwise transferred except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act;

(vi) Has been advised by counsel as to the meaning and implication of the acquisition of restricted securities and the illiquid nature of the Shares;

(vii) Acknowledges that the certificate or certificates for the Shares will bear the Issuer's customary Securities Act restrictive legend;

(viii) Represents that he or she understands that an investment in the Shares involves a high degree of risk; and

(ix) Represents that the execution and performance of this Agreement will not constitute a breach of any contract to which such Stockholder is a party or by which he or she is bound, and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to such YASHENG GROUP (BVI) or his or her properties.

(c) Financial Statements.

(i) YHGG has delivered to the Issuer the following financial statements (collectively, the "YHGG Financial Statements"): Audited balance sheet at December 31, 2008 and the statements of operations, Yasheng YHGG's equity, cash flow and notes thereto for the two years in the period then ended. The YHGG Financial Statements are in accordance with all books, records and accounts of YHGG, have been prepared in accordance with United States generally accepted accounting principles consistently applied and the requirements of the PACOB. The YHGG Financial Statements present fairly the financial position of the Issuer at the respective balance sheet dates, and fairly present the results of YHGG's operations, changes in YHGG's equity and cash flows for the periods covered in accordance with generally accepted accounting principles consistently applied. The YHGG Financial Statements for the periods ended December 31, 2008 include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

(ii) At the close of business on December 31, 2008, YHGG did not have any material liabilities, absolute or contingent, of the type required to be reflected on balance sheets prepared in accordance with generally accepted accounting principles which are not fully reflected, reserved against or disclosed on the December 31, 2008 balance sheet. YHGG has not guaranteed or assumed or incurred any obligation with respect to any debt or obligations of any Person, except endorsements made in the ordinary course of business in connection with the deposit of items for collection and except as disclosed in the YHGG Financial Statements. YHGG has no debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due except to the extent set forth or noted in the YHGG Financial Statement, and not heretofore paid or discharged.

(iii) Except as disclosed in the YHGG Financial Statements, since December 31, 2008, there has not been any Material Adverse Change affecting YHGG or any damage or destruction, whether covered by insurance or not, affecting the business, property or assets of YHGG.

(d) Property. YHGG has disclosed any real property owned by YHGG or leased by YHGG. None of YHGG's assets are subject to any encumbrances or other Claims except as reflected in the YHGG Financial Statements.

(e) Intellectual Property Rights. YHGG has all requisite right, title and interest in or valid and enforceable rights to use all the intellectual property which it believes is necessary to the conduct of its business as presently conducted, including its rights to YHGG's products.

(f) No Defaults.

(i) YHGG has performed all material obligations required to be performed by it, and YHGG is not in default, in any material respect, under any agreement to which it is a party except to the extent that any such breach would not have a Material Adverse Effect.

(ii) YHGG is not in violation of its certificate of incorporation, by-laws or other organizational instrument. The execution and delivery of this Agreement by YASHENG GROUP (BVI) and the consummation by YASH and the YASHENG GROUP (BVI) of the transactions contemplated by this Agreement will not result in any violation of YHGG's certificate of incorporation, by-laws or other organizational document or any applicable law or be in conflict with, constitute a default under, or result in a violation of, or give rise to any right of termination, cancellation or acceleration under, any material agreement to which YHGG is a party or any court order or decree or other governmental order or decree affecting YHGG or its subsidiaries.

(g) Compliance with Laws.

(i) YHGG has complied with, is not in violation of, and has not received any notices of violation with respect to, any Chinese or other law, judgment, decree, injunction or order, applicable to it, the conduct of its business or the ownership or operation of its business.

(ii) YHGG is not in violation of, and has not received any written notice from any governmental entity that there exists any violation of any law relating to the use or disposal or any other dealing with hazardous substances which are applicable to it, there are no hazardous substances present on, under or about any of YHGG's property or assets, no discharge, spillage, uncontrolled loss, seepage or filtration of hazardous substances has occurred on, under or about any of YHGG's property or assets, none of YHGG's property or assets violates, or has at any time violated, any hazardous substance laws, and that there is no condition on any asset for which YHGG has an obligation to undertake any remedial action pursuant to and hazardous substance laws.

(h) Litigation. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of YHGG) pending or, to YHGG's or any Stockholder's Best Knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer's knowledge, threatened against YHGG.

(i) Taxes. YHGG has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due. To the Best Knowledge of YHGG and the YASHENG GROUP (BVI), all tax returns previously filed are true and correct in all material respects.

(j) No Broker. Neither the YASHENG GROUP (BVI) nor YHGG has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement. YASHENG GROUP (BVI) shall indemnify and hold the Issuer harmless from and against any manner of loss, damage, liability or expense, including reasonable fees and expenses of counsel, as a result of any fees or commissions due to any finder or broker for compensation in connection with the transactions contemplated by this Agreement as a result of the conduct by, or agreements entered into by, YASHENG GROUP (BVI). This obligations of YASHENG GROUP (BVI) pursuant to this section shall survive the Closing.

(k) Reliance by the Issuer. The representations and warranties set forth in this Section 3 do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein, when taken together, not misleading.

4. Conditions to the Obligation of the Issuer. The obligations of the Issuer under this Agreement are subject to the satisfaction of the following conditions unless waived by the Issuer:

(a) Representations and Warranties. On the Closing Date, the representations and warranties of YASHENG GROUP (BVI) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and YASHENG GROUP (BVI) shall have performed all of its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing Date.

(b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of YHGG shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a material adverse effect on any of the assets, properties, business, prospects, operations or financial condition of YHGG.

5. Conditions to the Obligation of YASHENG GROUP (BVI). The obligations of YASHENG GROUP (BVI) under this Agreement are subject to the satisfaction of the following conditions unless waived by YASHENG GROUP (BVI):

(a) Representations and Warranties. On the Closing Date, the representations and warranties of the Issuer shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on such date, and the Issuer shall have performed all of its respective obligations required to be performed by it pursuant to this Agreement at or prior to the Closing Date.

(b) No Material Adverse Change. No Material Adverse Change in the business or financial condition of the Issuer shall have occurred or be threatened since the date of this Agreement, and no action, suit or proceedings shall be threatened or pending before any court of governmental agency or authority or regulatory body seeking to restraint, prohibition or the obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or that, if adversely decided, has or may have a material adverse effect on any of the assets, properties, business, prospects, operations or financial condition of the Issuer.

6. Termination.

(a) Basis For Termination. This Agreement may be terminated prior to the Closing Date:

(i) By the written agreement of the parties.

(ii) By either party in the event that the other party shall have breached its representations, warranties, covenants and agreements in any material respect or failed to comply in any material respect with their respective obligations pursuant to this Agreement in any material respect, and such failure shall have continued for more than thirty (30) days after notice thereof, in reasonable detail, shall have been given by the party seeking to terminate this Agreement.

(iii) By either party if the conditions to such party's obligation to close shall not have been satisfied or waived.

(iv) By either party if the Closing shall not have taken place by September 30, 2009.

(b) Effect of Termination. In the event of a termination of this Agreement pursuant to this Section 6, neither party shall have any obligation or liability to the other, and each party shall bear its own expenses.

7. Miscellaneous.

(a) Entire Agreement. This Agreement, including the Exhibits and the Schedule, which constitutes integral parts of this Agreement, constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument.

(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this section. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the addresses initially set forth above. The YASHENG GROUP (BVI) notices will be sent to 812349818@QQ.com

Any party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Los Angeles in the State of California, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 7(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Survival of Representations and Warranties. The representations and warranties shall survive the Closing.

(f) Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(g) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(h) Tax Consequences. Each party to this Agreement is relying on his or its own tax advisors as to the tax consequences of this Agreement and the transactions contemplated by this Agreement, and no party is making any representations or warranties of any kind as to such tax consequences to any other party.

(i) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that YASHENG GROUP (BVI) may not assign this Agreement or any of its rights under this Agreement without the prior written consent of the Issuer and visa versa.

(j) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as

may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(k) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(n) Exhibits; Schedules. One complete set of the Exhibits and Schedules has been marked for identification and delivered by each of the parties to the other on or before the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

YASHENG ECO-TRADE CORPORATION

By: ____________________
Name: Yossi Attia
Title: Chief Operating Officer

YASHENG GROUP (BVI)

By: Zhang Sheng Zhou
Name:
Title: Chairman
Dr. Zhou Changsheng